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                                   EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of The Charles Schwab Corporation on Form S-4 (No. 333-30886) of our report dated June 14, 2002 appearing in the Annual Report on Form 11-K of the U.S. Trust Corporation 401(k) Plan for the year ended December 31, 2001.



DELOITTE & TOUCHE, LLP
New York, New York
June 26, 2002